Exhibit 20.1

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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2000-1


Monthly Series 2000-1 Certificateholders' Statement


             Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.

For Month November 2003

5.2(a)(i)     on an aggregate basis:

                   Class A Monthly Principal                                                 0.00

                   Class B Monthly Principal                                                 0.00

              per $1,000 original principal amount per Certificate:

                   Class A Monthly Principal                                                 0.00

                   Class B Monthly Principal                                                 0.00

5.2(a)(ii)    on an aggregate basis:

                   Class A Monthly Interest                                            216,222.22

                   Class B Monthly Interest ________                                         0.00

              per $1,000 original principal amount per Certificate:

                   Class A Monthly Interest                                                  1.08

                   Class B Monthly Interest                                                  0.00



5.2(a)(iii)   Collections of Principal Receivables allocated to Class A                      0.00

              Collections of Principal Receivables allocated to Class B                      0.00


5.2(a)(iv)    Collections of Finance Charge Receivables allocated to Class A         3,518,423.19

              Collections of Finance Charge Receivables allocated to Class B         1,050,957.58


5.2(a)(v)     Principal Receivables (beginning of month)                         1,143,702,582.37
                   Gross Credit Sales                                              234,560,968.86
                   Principal Payments                                             (174,649,596.54)



                   Returns                                                         (34,640,980.83)
                   Principal Defaults                                               (9,203,509.97)
                   Ineligible Principal Receivables                                          0.00
                   Actual Misc. Adjustments                                                  0.00

              Principal Receivables (end of month)                               1,159,769,463.89

              Total Portfolio Recoveries
                   Gross Recoveries                                                  1,452,143.28
                   Recoveries Net of Expenses                                          896,759.93

              Total Portfolio Finance Charge Collections
                   Finance Charge Collections                                       19,223,388.52
                   Finance Charge Collections with Recoveries                       20,120,148.45

              Investor Interest                                                    259,740,260.00

              Adjusted Investor Interest                                           259,740,260.00

                   Class A Investor Interest                                       200,000,000.00

                   Class A Adjusted Investor Interest                              200,000,000.00

                   Class B Investor Interest                                        59,740,260.00

              Floating Investor Percentage                                                 22.71%

                   Class A Floating Allocation                                             77.00%

                   Class B Floating Allocation                                             23.00%

              Fixed Investor Percentage                                                       N/A

                   Class A Fixed Allocation                                                   N/A

                   Class B Fixed Allocation                                                   N/A


5.2(a)(vi)    Delinquent Accounts

                   30-59 Days Delinquent                                            36,803,719.00

                   60-89 Days Delinquent                                            14,258,017.00

                   90 + Days Delinquent                                             28,557,121.00


5.2(a)(vii)   Aggregate Investor Default Amount                                      2,090,160.60

                   Class A Investor Default Amount                                   1,609,423.66

                   Class B Investor Default Amount                                     480,736.94



5.2(a)(viii)  on an aggregate basis:

                   Class A Investor Charge-Offs                                              0.00

                   Class B Investor Charge-Offs                                              0.00

              per $1,000 original principal amount per Certificate:

                   Class A Investor Charge-Offs                                              0.00

                   Class B Investor Charge-Offs                                              0.00


5.2(a)(ix)    on an aggregate basis:

                   Class A Investor Charge-Offs reimbursed                                   0.00

                   Class B Investor Charge-Offs reimbursed                                   0.00

              per $1,000 original principal amount per Certificate:

                   Class A Investor Charge-Offs reimbursed                                   0.00

                   Class B Investor Charge-Offs reimbursed                                   0.00


5.2(a)(x)     on an aggregate basis:

                   Class A Servicing Fee                                               333,333.33

                   Class B Servicing Fee                                                     0.00


5.2(a)(xi)    Portfolio Yield                                                              11.45%


5.2(a)(xii)   Reallocated Class B Principal Collections                                      0.00


5.2(a)(xiii)  Class B Investor Interest                                             59,740,260.00


5.2(a)(xiv)   LIBOR for Interest Period                                                  1.12000%


5.2(a)(xv)    Principal Funding Account Balance                                              0.00


5.2(a)(xvi)   Accumulation Shortfall                                                         0.00


5.2(a)(xvii)  Principal Funding Account Investment Proceeds                                  0.00


5.2(a)(xviii) Principal Funding Investment Shortfall                                         0.00


5.2(a)(xix)   on an aggregate basis:

                   Class A Available Funds                                           3,518,423.19



5.2(a)(xx)    Class A Certificate Rate                                                   1.39000%


              Other items

                   Number of Accounts (beginning of month)                              2,192,506
                   Number of Accounts (end of month)                                    2,179,455

                   Collateral Performance

                        Total Payment Rate                                                 17.03%

                        Portfolio Yield (Gross)                                            21.11%

                        Excess Spread (current month)*                                      8.92%
                        Excess Spread (previous month)                                      9.45%
                        Excess Spread (2 months previous)                                   9.92%
                        -------------------------------------------------------------------------
                        Excess Spread (3 month rolling Average)                             9.43%

                        * Please note that Excess Spread is calculated on a cash basis and may be higher than Spread to Base Rate in any given month. Spread to Base Rate assumes coupon and servicing fee are allocated based upon the entire invested amount.

                        Defaults                                                            9.66%

                        30-59 Days Delinquent                                               3.22%
                        60-89 Days Delinquent                                               1.25%
                        90 + Days Delinquent                                                2.50%
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                        Total Delinquent                                                    6.96%

                        Principal Payment Rate                                             15.27%

                        Pool Balance in $MM (end of month)                                  1,160

                        Seller Percent                                                     31.56%

                   Series Performance Trigger (as defined in Pooling and
                     Servicing Agreement)

                        Net Portfolio Yield (current month, net of Charge-offs)            11.45%
                        Net Portfolio Yield (previous month)                               12.17%
                        Net Portfolio Yield (2 months previous)                            12.53%
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                        Net Portfolio Yield (3 month rolling average)                      12.05%

                        Base Rate (current month)                                           3.30%
                        Base Rate (previous month)                                          3.53%
                        Base Rate (2 months previous)                                       3.39%
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                        Base Rate (3 month rolling average)                                 3.41%

                        Spread to Base Rate (current month)                                 8.16%
                        Spread to Base Rate (previous month)                                8.64%
                        Spread to Base Rate (2 months previous)                             9.14%
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                        Spread to Base Rate (3 month rolling average)                       8.65%

                        Base Rate > Portfolio Yield (3 month rolling average)                  No



                                       Dillard National Bank
                                         as Servicer


                                       By: __________________________________
                                       Title:  Cashier

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                      DILLARD CREDIT CARD MASTER TRUST I
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                   Dillard Asset Funding Company, Transferor
                        Dillard National Bank, Servicer

                                 Series 2002-2


Monthly Series 2002-2 Certificateholders' Statement


          Capitalized terms used in this Certificate have their respective meanings set forth in the Amended and Restated Pooling and Servicing Agreement; provided, that the preceding Monthly Period shall mean the Monthly Period immediately preceding the calendar month in which this Certificate is delivered. This Certificate is delivered pursuant to subsection 3.4(b) of the Amended and Restated Pooling and Servicing Agreement. References herein to certain sections and subsections are references to the respective sections and subsections of the Amended and Restated Pooling and Servicing Agreement.


           For the Period November 2003

                                                                Class A           Class B          Class C             Total

           Section 5.2 - Supplement

(a) (i)    Monthly Principal Distributed                                   -              -                 -                   -

(a) (ii)   Monthly Interest Distributed per $1,000                      3.17              -                 -                3.17
                   Deficiency Amounts                                      -              -                 -                   -
                   Additional Interest                                     -              -                 -                   -
                   Accrued and Unpaid Interest                             -              -                 -                   -

(a) (iii)  Collections of Principal Receivables                30,795,023.56    2,582,778.63     6,357,712.06       39,735,514.24

(a) (iv)   Collections of Finance Charge Receivables            3,518,423.19      295,090.15       726,387.55        4,539,900.89

(a) (v)    Aggregate Amount of Principal Receivables          202,809,625.82   17,009,643.32    41,870,570.50      261,689,839.63
                        Investor Interest                     200,000,000.00   16,774,000.00    41,290,516.00      258,064,516.00
                        Adjusted Interest                     200,000,000.00   16,774,000.00    41,290,516.00      258,064,516.00
                   Floating Investor Percentage                       17.49%           1.47%            3.61%              22.56%
                   Fixed Investor Percentage                        N/A             N/A              N/A                 N/A

(a) (vi)   Receivables Delinquent (As % of Total Receivables)
                   Current             93.13%                                                                    1,080,150,606.89
                   30 to 59 days        3.17%                                                                       36,803,719.00
                   60 to 89 days        1.23%                                                                       14,258,017.00
                   90 or more days      2.46%                                                                       28,557,121.00
                   Total Receivables                                                                             1,159,769,463.89

(a) (vii)  Investor Default Amount per $ 1,000                           8.05           0.67             1.66               10.38

(a) (viii) Investor Charge-Offs                                     N/A            N/A              N/A                 N/A

(a) (ix)   Reimbursed Investor Charge-Offs                          N/A            N/A              N/A                 N/A

           Section 5.2 - Supplement (Continued)



                                                            Class A             Class B            Class C                Total


(a) (x)     Servicing Fee                                     333,333.33         27,956.67       68,817.53              430,107.53

(a) (xi)    Portfolio Yield                                                                                                 11.45%

(a) (xii)   Reallocated Monthly Principal                              -                 -               -                       -

(a) (xiii)  Closing Investor Interest                     200,000,000.00     16,774,000.00   41,290,516.00          258,064,516.00

(a) (xiv)   Principal Funding Account Balance                                                                                    -

(a) (xv)    Accumulation Shortfall                                                                                               -

(a) (xvi)   Principal Funding Investment Proceeds                                                                                -

(a) (xvii)  Principal Investment Funding Shortfall                                                                               -

(a) (xviii) Available Funds                                 3,518,423.19       295,090.15       726,387.55            4,539,900.89

(a) (xix)   Certificate Rate                                       3.80%            0.00%            0.00%



           Additional Information

           Principal Receivables - (Total Trust Pool)
           Beginning Balance - 10/01/2003                                                                         1,143,702,582.37
           Credit Purchases                                                                                         234,560,968.86
           Credit Returns                                                                                          (34,640,980.83)
           Collections                                                                                            (193,872,985.06)
           Finance Chgs & Late Fees                                                                                  21,247,464.51
           Charge-offs                                                                                             (11,227,585.96)
           Accounts Purchased / Sold                                                                                             -
                                                                                                                 -----------------
           Ending Balance - 10/31/2003                                                                            1,159,769,463.89
                                                                                                                 =================

           Total Interest to be Distributed                                                                             633,333.33
                                                                                                                 =================


           Dillard National Bank, as Servicer

           By:
                 ----------------------------
                 James P. Turk
                 Cashier